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                                                                      Exhibit 22


                         SUBSIDIARIES OF THE REGISTRANT

    Listed below, as of January 3, 1994, are the significant subsidiaries of the Company and their jurisdictions of organization. All of such subsidiaries are wholly-owned by the Company. Other subsidiaries of the Company have been omitted because, considered in the aggregates they would not constitute a significant subsidiary.

                                              Jurisdiction of
      Name of Subsidiary                       Organization
      ------------------                      ---------------
    Cuno Incorporated                            Connecticut
    Orange County Metal Works                    California
    Cylinder City, Inc.                          Minnesota
    Commercial Hydraulics Pty., Ltd.             Australia
    Cuno Pacific, Pty., Ltd.                     Australia
    Commercial Intertech do Brasil, Ltda.        Brazil
    Commercial Intertech Limited                 England
    Astron S.A.R.L.                              France
    Cuno Europe S.A.                             France
    Commercial Intertech GmbH                    Germany
    Cuno KK                                      Japan
    Commercial Intertech S.A.                    Luxembourg
    Cuno Filtration Asia Pte. Ltd.               Singapore





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